UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2016

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Bright Mountain Media, Inc.

(Exact name of registrant as specified in its charter)

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Florida	000-54887	27-2977890
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6400 Congress Avenue, Suite 2050, Boca Raton, Florida 33487

(Address of principal executive offices) (Zip Code)

561-998-2440

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 20, 2016 Ms. Annette Casacci notified Bright Mountain Media, Inc. that she would be resigning as a member of the Board of Directors and our Chief Financial Officer effective June 20, 2016 with her last day with the company being June 24, 2016.  There were no disagreements between Ms. Casacci and our company on any matter, including those related to our operations, policies or practices.  On the effective date of her resignation, the vesting dates of all previously granted but unvested options will accelerate to June 24, 2016 and all options held by Ms. Casacci will remain exercisable through their respective original terms.

Effective June 20, 2016 Mr. Dennis W. Healey was appointed to our Board of Directors to fill the vacancy which will be created by Ms. Casacci's resignation.  Mr. Healey was also appointed our Chief Financial Officer and Secretary on that date.  There were no agreements or understandings between Mr. Healey and any other persons pursuant to which he was selected as a director.  Biographical information for Mr. Healey is as follows:

Dennis W. Healey. Mr. Healey, 67 and a certified public accountant, has provided accounting and financial reporting services to various private and public companies since August 2014.  Prior thereto, from October 2011 until August 2014 he served as Chief Financial Officer of As Seen On TV, Inc. (OTCPink: ASTV), a direct response marketing company.  Mr. Healey also served as a member of the Board of Directors of As Seen On TV, Inc. from April 2014 until August 2014.  From November 2007 through October 2011, Mr. Healey provided accounting and financial reporting services to various private and public companies, including As Seen On TV, Inc.  From 1980 until October 2007, Mr. Healey served as Vice President of Finance and Chief Financial Officer of Viragen, Inc., a public company then listed on the American Stock Exchange which specialized in the research and development of biotechnology products. Viragen, Inc. filed for an assignment for the benefit of creditors in October 2007. Prior to joining Viragen, from 1973 until 1976 he was a Senior Accountant with Ernst & Young LLP Mr. Healey received a B.B.A. degree in accounting from the University of Florida and is a member of the Florida Institute of Certified Public Accountants and the American Institute of Certified Public Accountants.

Mr. Healey will receive an annual base salary of $85,000 and, subject to Board approval, he will be granted options to purchase 100,000 shares of our common stock, vesting 25,000 per year, with an exercise price equal to fair market value on the date of grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 21, 2016	Bright Mountain Media, Inc.

	By:	/s/ W. Kip Speyer
W. Kip Speyer, Chief Executive Officer